Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form F-1 (No. 333-234719) of XP Inc. of our report dated October 17, 2019 relating to the financial statements of XP Investimentos S.A., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

Auditores Independentes

Sao Paulo, Brazil

December 9, 2019